Exhibit 99

ZBB Energy Corporation Reports Third Quarter Fiscal Year 2015
Results

MILWAUKEE, WI – (Marketwired – May 14, 2015) – ZBB Energy Corporation (NYSE MKT: ZBB), a leading developer of innovative energy management systems solutions serving the utility and commercial and industrial (C&I) building markets, today announced its financial results for its third fiscal quarter ended March 31, 2015 and provided a corporate update.

Third Quarter Highlights

The Company’s major accomplishments during and subsequent to the end of the third quarter of fiscal year 2015 included:

•
ZBB Energy and Solar Power, Inc. (OTCBB: SOPW) announced a global strategic partnership with an initial supply agreement valued at between $80 Million and $120 Million.  The historic solar energy and energy storage partnership includes a $33.4 million initial equity investment and targets SPI's large global solar PV project portfolio.  With this infusion of capital, ZBB will have in excess of $45 million of cash on its balance sheet.

•
The ZBB ZnBr Agile Flow Battery received key third party performance validation from a top global energy storage lab in Beijing, China.  Its breakthrough Agile Flow Battery specifically designed for behind the meter energy storage applications in the commercial and industrial building market. The independent third party validation was performed at one of the world's top battery and grid power control products testing facilities, in Beijing, China.

•
The Company achieved the latest payment milestone under the Lotte Chemical utility-scale storage module project for the development and commercialization of a utility-scale flow battery module. The most recent milestone payment was based upon product design approval, which is now completed, and drives the start of procurement to build the 500kWh battery. The successful completion results in a 25% payment against the total contract value. The balance of just over 10% will be paid based upon shipment and commissioning of the 500kWh ZnBr flow battery module and supporting battery management electronics at the Lotte Chemical R&D facility located in Daejeon, South Korea in the first half of calendar year 2016.

•
The Company announced the introduction of its breakthrough ZnBr flow battery specifically designed for behind the meter energy storage applications in the commercial and industrial building market. The Agile Flow Battery has been engineered based upon ZBB's industry leading flow battery design expertise, it's breadth of real world application data derived from dozens of installations, and stringent lab testing at ZBB and Meineng Energy, ZBB's China joint venture company. The Agile Flow Battery enables a large amount of energy to be deployed from a relatively small footprint, and is designed for the lowest life cycle cost available for applications requiring more than 2 hours of discharged energy.

•
The Company announced that it will commission the industry’s first commercial scale flow battery + lithium ion hybrid energy storage system for a multi-tenant building in Hawaii.   The world's first customer side of the meter battery system utilizing flow battery in conjunction with lithium-ion will substantially expand ZBB's market reach. ZBB will provide the integrated hybrid battery system utilizing ZBB's EnerStore® V3.3 zinc bromide flow batteries and a lithium ion energy storage module to provide elevator and common area back-up power for a multi-tenant residential building in Hawaii. The grid interconnected system will consist of the hybrid flow-battery and lithium-ion technology, some solar generation, grid isolation capability and be managed by ZBB's leading power control system product.

•
The Company announced the signing of a contract to provide an advanced energy management system for the largest "off-grid" renewable energy installation in the Cayman Islands. The Cayman Technology Centre (CTC), a 38,000 square foot office and retail complex in George Town, Grand Cayman will be "self-sustaining", designed to operate independent of the utility grid. The system's integration is composed of ten 50kWh ZBB's EnerStore V3.3 ZnBr flow batteries, a ZBB EnerSection energy management system, a 380kW PV installation and an 800kW diesel generator.

•
The Company announced the introduction of the Agile Hybrid Series, the first energy storage system optimized specifically for high performance, safety, longevity and ability to deliver both power and energy for all available behind-the-meter applications in commercial, industrial, multi-tenant and resort buildings.

Financial results for the three months ended March 31, 2015 as compared to the three months ended March 31, 2014 included:

•	Total revenue decreased to $584,817 as compared to $4,572,318.

•	Total costs and expenses decreased to $3,953,457 from $4,576,268

•	Loss from operations was $3,368,640 compared to a loss of $3,950.

•	Net loss attributable to common shareholders was $3,528,907 compared to a loss of $67,946.

•	Loss per share was ($0.09) compared to ($0.004).

Financial results for the nine months ended March 31, 2015 as compared to the nine months ended March 31, 2014 included:

•	Total revenue decreased to $1,450,332 as compared to $6,602,896.

•	Total costs and expenses increased to $11,486,121 from $11,315,746.

•	Loss from operations was $10,035,789 compared to a loss of $4,712,850.

•	Net loss attributable to common shareholders was $9,663,707 compared to a loss of $4,901,205.

•	Loss per share was ($0.27) for both periods.

Financial Position

The Company’s backlog is currently $4.1 million versus $5.2 million at this time last year.  The current backlog does not include expected revenue from the signed PPA, nor the $80 to $120 million from the contemplated SPI supply agreement. ZBB and SPI, among others, are working together on financing options for the existing as well as future PPAs.  Upon shareholder approval of the SPI Securities Purchase Agreement, we expect to begin booking SPI projects as part of the Supply Agreement and begin realizing revenue by the end of the first half of fiscal 2016.

The Company ended the third quarter of fiscal 2015 with total assets of $24.7 million, including $15.0 million in cash and $235,000 in accounts receivable. The Company believes that cash and cash equivalents on hand at March 31, 2015, and other potential sources of cash, will be sufficient to fund current operations through the third quarter of fiscal year 2016.  This cash projection does not include the $33.4 million cash infusion expected from SPI following the shareholder vote, nor does it include the revenues and cash expected from delivery of $80 to $120 million SPI Supply Agreement.  Management is assessing the impact these positive events will have on going concern and future disclosures related hereto.

“We think the impact that the SPI deal will have on ZBB is on par with the market changing announcement that Tesla made last week.  SPI's comfort with ZBB's product capability and leading value model in real applications has led to this major initial supply agreement.  As other customers and partners determine the same advantages, we expect to see continuing backlog and revenue growth."  said Eric Apfelbach, CEO of ZBB.  He added, "SPI also offers ZBB opportunities to expand our strategic vision to other products and additional applications for our existing products that will lead to more revenue growth.  It's an exciting time for ZBB.”

Conference call – May 14, 2015 – 4:30p.m. EST (3:30 p.m. CST)

The Company will hold a conference call on later today, Thursday, May 14, 2015 at 4:30 p.m. EST (3:30 p.m. CST) to discuss results for its third fiscal quarter ended March 31, 2015. To participate in the call, please dial 1-888-812-8522. The participant passcode is 89528556.

The call will be available for replay at 1-888-203-1112 for domestic callers, and 1-719-457-0820, for international callers. The replay passcode is 89528556. The conference call will also be available for replay via the Investor Relations section of the Company’s website at www.zbbenergy.com until June 30, 2015.

About ZBB Energy Corporation

ZBB Energy Corporation (NYSE MKT: ZBB) is an applications solutions company providing advanced energy management systems critical to the transition from a “coal-centric economy” to one reliant on an enormous expansion in renewable energy.  Whether part of the grid power transmission and distribution network, or behind the meter in commercial, industrial and multi-tenant buildings, ZBB Energy brings vital power control and energy storage solutions to the most pressing problems caused by the incorporation of increasingly pervasive renewable energy generating assets.  ZBB Energy also provides energy management systems for off-grid applications such as island or remote power.  ZBB is a global corporation, with a joint venture in AnHui, China at Meineng Energy, as well as a strategic partnership with Lotte Chemical in South Korea.  For more information, visit: www.zbbenergy.com.

Additional Information and Where to Find It

This communication may be deemed to be a solicitation of proxies in respect of the transactions contemplated by the securities purchase agreement with Solar Power Inc. described above (the “Purchase Agreement”). In connection with the proposed transaction, ZBB intends to file a proxy statement and other relevant materials with the U.S. Securities and Exchange Commission (the “SEC”).  The definite proxy statement will be sent or given to the shareholders of the Company and will contain important information about the Purchase Agreement, its related transactions and other related matters.  SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.  The proxy statement and other relevant materials (when they become available) and other documents filed by the Company with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov.  In addition, security holders will be able to obtain free copies of the proxy statement from the Company be contacting Investor Relations by telephone at (262) 253-9800 or by going to the Company’s Investor Relations page on its corporate website at www.zbbenergy.com.

Participants in the Solicitation

The Company and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction.  Information regarding the Company’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended June 30, 2014, which was filed with the SEC on September 29, 2014, and its proxy statement for its 2014 annual meeting of shareholders, which was filed with the SEC on October 9, 2014.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Safe Harbor Statement

Certain statements made in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended that are intended to be covered by the "safe harbor" created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as "believe," "expect," "may," "will," "should," "could," "seek," "intend," "plan," "estimate," "anticipate" or other comparable terms. Forward-looking statements in this press release may address the following subjects among others: statements regarding the sufficiency of our capital resources, expected operating losses, expected revenues, expected expenses and our expectations concerning our business strategy. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management's Discussion and Analysis of Financial Condition and Results of Operations sections of our most recently filed Annual Report on Form 10-K and our subsequently filed Quarterly Reports on Form 10-Q. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

ZBB ENERGY CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended March 31,		Nine months ended March 31,
	2015	2014	2015	2014
Revenues
Product sales	$287,644	$822,318	$951,162	$2,652,896
Engineering and development	297,173	750,000	499,170	950,000
License	-	3,000,000	-	3,000,000
Total Revenues	584,817	4,572,318	1,450,332	6,602,896

Costs and Expenses
Cost of product sales	275,508	546,904	783,154	1,698,762
Cost of engineering and development	33,078	65,560	202,223	109,196
Advanced engineering and development	1,645,665	1,095,589	4,424,061	3,400,318
Selling, general, and administrative	1,837,196	2,667,569	5,600,983	5,221,065
Depreciation and amortization	162,010	200,646	475,700	886,405
Total Costs and Expenses	3,953,457	4,576,268	11,486,121	11,315,746

Loss from Operations	(3,368,640)	(3,950)	(10,035,789)	(4,712,850)

Other Income (Expense)
Equity in loss of investee company	(209,729)	(55,428)	(517,702)	(303,910)
Gain on investment in investee company	-	-	1,257,407	-
Interest income	7,300	1,435	18,790	2,944
Interest expense	(25,197)	(27,153)	(79,047)	(124,668)
Other income (expense)	2,984	-	2,984	896
Total Other Income (Expense)	(224,642)	(81,146)	682,432	(424,738)

Loss before benefit for Income Taxes	(3,593,282)	(85,096)	(9,353,357)	(5,137,588)

Benefit for Income Taxes	-	(38,598)	-	(86,848)
Net loss	(3,593,282)	(46,498)	(9,353,357)	(5,050,740)
Net loss attributable to noncontrolling interest	137,211	55,428	363,221	303,910
Gain attributable to noncontrolling interest	-	-	(481,870)	-
Net Income (Loss) Attributable to ZBB Energy Corporation	(3,456,071)	8,930	(9,472,006)	(4,746,830)
Preferred Stock Dividend	(72,836)	(76,876)	(191,701)	(154,375)
Net Loss Attributable to Common Shareholders	$(3,528,907)	$(67,946)	$(9,663,707)	$(4,901,205)

Net Loss per share
Basic and diluted	$(0.09)	$(0.004)	$(0.27)	$(0.27)

Weighted average shares-basic and diluted	39,073,084	18,690,642	36,227,708	18,045,685

ZBB ENERGY CORPORATION
Condensed Consolidated Balance Sheets

	(Unaudited)
	March 31, 2015	June 30, 2014
Assets
Current assets:
Cash and cash equivalents	$15,045,073	$10,360,721
Restricted cash on deposit	60,178	69,901
Accounts receivable, net	235,286	1,051,024
Inventories, net	1,189,228	1,352,970
Prepaid expenses and other current assets	420,253	295,814
Refundable income tax credit	74,525	91,191
Note receivable	156,115	-
Total current assets	17,180,658	13,221,621
Long-term assets:
Property, plant and equipment, net	4,315,799	4,382,203
Investment in investee company	2,385,945	1,646,240
Goodwill	803,079	803,079
Total assets	$24,685,481	$20,053,143

Liabilities and Equity
Current liabilities:
Current maturities of bank loans and notes payable	$358,511	$351,142
Accounts payable	556,055	589,642
Accrued expenses	1,827,891	2,621,479
Customer deposits	782,772	741,145
Accrued compensation and benefits	356,095	195,181
Total current liabilities	3,881,324	4,498,589
Long-term liabilities:
Bank loans and notes payable, net of current maturities	1,775,631	2,045,127
Total liabilities	5,656,955	6,543,716

Commitments and contingencies (Note 12)

Equity
Series B redeemable convertible preferred stock ($0.01 par value,
$1,000 face value) 3,000 shares authorized and issued, 2,575 shares outstanding, preference in liquidation of $5,561,211 and $5,347,994 as of March 31, 2015 and June 30, 2014, respectively	26	26
Common stock ($0.01 par value); 150,000,000 authorized,
39,101,209 and 25,651,389 shares issued and outstanding as of March 31, 2015 and June 30, 2014, respectively	1,099,327	964,828
Additional paid-in capital	116,998,408	102,286,450
Accumulated deficit	(99,260,247)	(89,788,242)
Accumulated other comprehensive loss	(1,587,633)	(1,599,875)
Total ZBB Energy Corporation Equity	17,249,881	11,863,187
Noncontrolling interest	1,778,645	1,646,240
Total equity	19,028,526	13,509,427
Total liabilities and equity	$24,685,481	$20,053,143

ZBB ENERGY CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)
	Nine months ended March 31,
	2015	2014
Cash flows from operating activities
Net loss	$(9,353,357)	$(5,050,740)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property, plant and equipment	475,700	580,379
Amortization of intangible assets	-	411,073
Amortization of discounts and debt issuance costs on notes payable	-	14,566
Stock-based compensation, net	1,156,720	450,796
Equity in loss of investee company	517,702	303,910
Gain on investment in investee company	(1,257,407)	-
Interest accreted on note receivable	(6,115)	-
Changes in assets and liabilities
Accounts receivable	815,738	(136,095)
Inventories	163,742	823,670
Prepaids and other current assets	(124,439)	(51,346)
Refundable income taxes	16,666	43,253
Accounts payable	(33,587)	62,213
Accrued expenses	(773,189)	29,610
Customer deposits	41,627	715,707
Accrued compensation and benefits	160,914	(991,967)
Net cash used in operating activities	(8,199,285)	(2,794,971)
Cash flows from investing activities
Change in restricted cash	9,723	(9,713)
Expenditures for property and equipment	(409,296)	(39,907)
Investment in note receivable	(150,000)	-
Net cash used in investing activities	(549,573)	(49,620)
Cash flows from financing activities
Repayments of bank loans and notes payable	(262,127)	(843,262)
Proceeds from issuance of preferred stock and warrants	-	3,000,000
Preferred stock issuance costs	-	(96,967)
Proceeds from issuance of common stock	14,837,760	14,231,250
Common stock issuance costs	(1,148,023)	(1,149,786)
Proceeds from noncontrolling interest	13,756	-
Net cash provided by financing activities	13,441,366	15,141,235
Effect of exchange rate changes on cash and cash equivalents	(8,156)	-
Net increase in cash and cash equivalents	4,684,352	12,296,644
Cash and cash equivalents - beginning of period	10,360,721	1,096,621

Cash and cash equivalents - end of period	$15,045,073	$13,393,265

Investor Relations Contact:

Jeff Elliott
Three Part Advisors, LLC
972-423-7070
David Mossberg
817-310-0051